UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2016 (October 28, 2016)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-00821	27-2614444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920
New York, New York 10019

(Address, Including Zip Code, of Principal Executive Offices)

(212) 588-6770
(Registrant’s Telephone Number, Including Area Code)

405 Park Avenue, 14th Floor
New York, New York 10022

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Investment Advisory Agreement

On July 19, 2016, American Realty Capital II Advisors, LLC, the parent of BDCA Adviser, LLC (the “Adviser”), the investment adviser to Business Development Corporation of America, a Maryland Corporation (the “Company”), entered into a membership interest purchase agreement with BSP Acquisition I, LLC, an affiliate of Benefit Street Partners L.L.C. (“BSP”), as amended, pursuant to which BSP acquired all of the outstanding limited liability company interests of the Adviser (the “Transaction”).

In connection with the Transaction, the Company entered into a new investment advisory agreement with the Adviser, effective as of November 1, 2016 (the “New Agreement”), to allow the Adviser to serve as investment adviser to the Company following the closing of the Transaction, which occurred on November 1, 2016. As discussed in more detail under Item 5.07 below, the New Agreement was approved by the Company’s stockholders at a Special Meeting on October 28, 2016.

The New Agreement may be terminated by either party on 60 days’ written notice. The New Agreement will continue in effect for an initial period of two years and thereafter will continue in effect from year to year if such continuance is approved at least annually by both (a) the vote of the Company’s board of directors (the “Board”) or the vote of a majority of the Company’s outstanding voting securities and (b) the vote of a majority of the Board who are not interested persons (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)). All material terms of the New Agreement, which will have an initial term of two (2) years, are substantially similar in all material respects to the current investment advisory agreement, dated June 23, 2016, including all amendments thereto, between the Company and the Adviser (the “Existing Advisory Agreement”).

A more detailed description of the terms of the New Agreement was previously reported on the Company’s Definitive Proxy Statement filed with the Securities Exchange Commission on September 16, 2016. A copy of the New Agreement is filed with this Current Report on Form 8-K as Exhibit 99.1 hereto.

Administration Agreement

Pursuant to an administration agreement, ARC Advisory Services, LLC (“ARC Advisory”), a wholly-owned subsidiary of AR Global Investments, LLC, previously furnished the Company with, among other things, office facilities, equipment, clerical, bookkeeping and record keeping services (the “ARC Administration Agreement”). In addition, ARC Advisory assisted the Company in determining and publishing its net asset value and the filing of its tax returns. In connection with the closing of the Transaction, the Company terminated the ARC Administration Agreement and entered into a new administration agreement with BSP on November 1, 2016 (the “New Administration Agreement”). In connection with the New Administration Agreement, BSP will provide the Company with office facilities and administrative services previously provided by ARC Advisory. A copy of the New Administration Agreement is filed with this Current Report on Form 8-K as Exhibit 99.2 hereto.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Consummation of the Transaction resulted in a change in control of the Adviser, and as a result, an assignment and subsequent termination of the Existing Advisory Agreement in accordance with the 1940 Act.  Accordingly, the Existing Advisory Agreement terminated upon the closing of the Transaction on November 1, 2016. The description of the Transaction and the Existing Advisory Agreement set forth in Item 1.01 is hereby incorporated by reference. No material termination penalties were incurred by the Company in connection with the termination of the Existing Advisory Agreement.

Consummation of the Transaction also resulted in the termination of the existing ARC Administration Agreement. The description of the Transaction and the ARC Administration Agreement set forth in Item 1.01 is hereby incorporated by reference. No material termination penalties were incurred by the Company in connection with the termination of the ARC Administration Agreement.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the closing of the Transaction on November 1, 2016, an affiliate of BSP purchased $10 million of the Company’s common stock based on the Company’s net asset value per share in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the closing of the Transaction, and effective as of November 1, 2016, the following individuals resigned from their positions with the Company: (i) Peter M. Budko resigned as a member of the Company’s Board of Directors (the “Board”) and from his position as the Chief Executive Officer of the Company; and (ii) Edward M. Weil, Jr. resigned as a member of the Board. In addition, James A. Fisher departed from his role as President of the Adviser and President/Chief Operating Officer of the Company on October 31, 2016.

In connection with the closing of the Transaction, and effective as of November 1, 2016, Richard J. Byrne was appointed to fill the vacancy created by the resignation of Mr. Budko as the Chairman of the Board. Mr. Byrne will serve until the Company’s 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity. Mr. Byrne was also appointed to serve as the Company’s Chief Executive Officer and President.

In addition, as disclosed in Item 5.07 herein, at the Special Meeting of the Company held on October 28, 2016, the stockholders of the Company elected Ronald J. Kramer as a new Non-Interested Director pursuant to Section 16(b) of the 1940 Act.

Biographical information for Messrs. Kramer, Byrne, Budko, Fisher and Weil may be found in the Company’s Definitive Proxy Statement filed with the Securities Exchange Commission on September 16, 2016.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting (the “Special Meeting”) on October 28, 2016. There were present at the Special Meeting, in person or by proxy, stockholders holding an aggregate of 94,180,023 shares of the Company’s common stock, out of a total number of 180,904,847 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting. Below is a description of the matters voted on at the Special Meeting and the final results of such voting.

Proposal 1: Approval of New Advisory Agreement Between the Company and the Adviser, to Take Effect Upon a Change of Control of the Adviser

In connection with the Transaction, the Company’s stockholders voted in favor of the proposal to approve the New Advisory Agreement between the Company and the Adviser, to take effect upon consummation of the Transaction, as set forth below:

Votes For	Votes Against	Abstain
86,607,548	3,431,135	4,141,340

Proposal 2: Election of a Director

The following individual was elected as a Non-Interested Director to serve for a term expiring in 2017 and until his successor has been duly elected and qualified, as set forth below:

	Votes For	Votes Against	Abstain
Ronald J. Kramer	86,728,671	3,318,298	4,133,054

Proposal 3: Approval of the Adjournment of the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies

The Company’s stockholders voted in favor of the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, as set forth below:

Votes For	Votes Against	Abstain
86,949,852	3,295,436	3,934,735

Item 8.01.	Other Events.

The Company issued a press release, filed herewith as Exhibit 99.3, and by this reference incorporated herein, on November 1, 2016 announcing the completion of the Transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Investment Advisory and Management Services Agreement, dated as of November 1, 2016, by and between the Company and the Adviser.
99.2	Administration Agreement, dated as of November 1, 2016, by and between the Company and BSP.
99.3	Press release, dated November 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: November 2, 2016	By:	/s/ Richard J. Byrne
		Name:	Richard J. Byrne
		Title:	Chief Executive Officer and President